EXHIBIT 21



                      LIST OF SUBSIDIARIES

                                                NAME UNDER
                                 STATE OF       WHICH SUBSIDIARY
NAME OF BUSINESS                 INCORPORATION  DOES BUSINESS

Precision Standard Corp.         Delaware
Hayes Holdings I Inc.            Delaware
Hayes Holdings II Inc.           Delaware
Pemco Aeroplex, Inc.*            Alabama        Pemco World Air
                                                Services,
                                                a Precision
                                                Standard Company
Air International Incorporated   Delaware       Pemco Aeroplex
Incorporated                     Delaware
Space Vector Corporation         Delaware
Pemco Capital Corporation**      Colorado
Pemco Nacelle Services, Inc.     Colorado
Pemco Air Services System, Inc.  Colorado       Pemco Air
                                                Support Services,
                                                Inc.
Pemco World Air Services, Inc.   Colorado
Pemco World Air Services, A/S    Copenhagen,
                                 Denmark




*  Hayes International Corporation changed its name to Pemco
   Aeroplex, Inc.
** Pemcorp Industries, Inc. changed its name to Pemco Capital
   Corporation